Exhibit 23.1 - Accoutants' Consent

ACCOUNTANTS' CONSENT

The Board of Directors
McKenzie Bay International, Ltd.

        We consent to the use of our notice to reader attached to the unedited second quarter financial statements for filing with the to the Securities and Exchange Commission.


                                                /s/ Zaritsky Penny LLP
                                                    -------------------
                                                    Zaritsky Penny LLP
    London, Ontario, Canada                         Chartered Accountants
    July 25, 2002